EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to Registration Statement No. 2-96581 on Form N-1A of our report dated September 29, 2000 appearing in the Annual Report of Merrill Lynch California Municipal Bond Fund of Merrill Lynch California Municipal Series Trust for the year ended August 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

December 22, 2000